UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) November 15, 2018

(Date of earliest event) November 15, 2018

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 15, 2018, ONE Gas, Inc. (“ONE Gas”) delivered to U.S. Bank National Association, as trustee, a notice to redeem all of ONE Gas’ outstanding 2.070% Senior Notes due 2019 (the “Notes”) on December 17, 2018 (the “Redemption Date”). The Notes’ redemption price will be calculated as set forth in the notice of redemption on the third business day preceding the Redemption Date.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Notes. Holders of the Notes should refer to the notice of redemption delivered to the Notes’ registered holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: November 15, 2018	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President and Chief Financial Officer